SPLIT-DOLLAR AGREEMENT

     THIS AGREEMENT is executed on this 13th day of October, 1995, effective as of May 17, 1995, by and among Sharper Image Corporation, a Delaware Corporation, with principal offices in the State of California (hereafter referred to as the "Corporation"), Richard J. Thalheimer, (hereafter referred to as the "Employee"), and Alan Thalheimer, Trustee of the Richard and Elyse Thalheimer Irrevocable Trust of 1995 (hereafter referred to as the "Owner"). (The Corporation, the Employee, and the Owner are hereafter collectively referred to as the "Parties" and individually as a "Party".)

     WHEREAS, the Employee is employed by the Corporation; and

     WHEREAS, the Employee wishes to provide life insurance protection for his family in the event of his death, under policies of life insurance (hereafter referred to collectively as the "Policies" and individually as a "Policy"), insuring his life and the life of his wife (hereafter jointly referred to as the "Insureds"), which Policies are described in Exhibit A. One of the Policies was issued by John Hancock Variable Life Insurance Company and the other was issued by The Manufacturer's Life Insurance Company of America (which companies hereafter are collectively referred to as the "Insurers" and individually as an "Insurer"); and

     WHEREAS, the Corporation is willing to pay a portion of the premiums due on the Policies as an additional employment benefit for the Employee, on the terms and conditions set forth in this agreement; and

     WHEREAS, the Owner is the owner of the Policies and, as such, possesses all incidents of ownership in and to the Policies; and

     WHEREAS, the Corporation wishes to have the Policies collaterally assigned to it by the Owner, in order to secure the repayment of the amounts that it will pay toward the premiums on the Policies; and

     WHEREAS, the parties intend by the collateral assignments that the Corporation shall receive only the right to such repayment, with the Owner retaining all other ownership rights in the Policies, as specified in this agreement.

     NOW, THERETOFORE, in consideration of the mutual promises contained in this agreement, the Parties agree as follows:

     1. Purchase of Policies. The Owner has purchased the Policies from the Insurers in the total face amount of $20,000,000. The Parties have taken all necessary action to cause the Insurers to issue the Policies, and shall take any further action that may be necessary to cause the Policies to conform to the provisions of this Agreement. The Parties agree that the Policies shall be subject to the terms and conditions of this Agreement and of the collateral assignments filed with the Insurers relating the Policies.

     2. Ownership of Policies

          a. Owner is Sole and Absolute Owner. The Owner shall be the sole and absolute owner of each of the Policies. Except as otherwise provided in this agreement, the Owner may exercise all ownership rights granted by the terms of a Policy to its owner.

          b. Sole Right of Corporation is to be Repaid. It is the intention of the parties to this agreement and to the collateral assignments executed by the Owner to the Corporation in connection with this agreement that the Owner shall retain all rights that the Policies grant to the owner of the Policies and that the sole right of the Corporation shall be to be repaid the amounts that it has paid toward the premiums on the Policies. Specifically, but without limitation, the Corporation shall neither have nor exercise any right as collateral assignee of either or both of the Policies that could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of either or both of the Policies in excess of the amounts due the Corporation under this agreement. All provisions of this agreement and of the collateral assignments shall be construed so as to carry out this intention.

     3. Payment of Premiums

          a. Owner's Required Contribution. Thirty days before the due date of each Policy premium, the Corporation shall notify the Owner and the Employee of the exact amount due from the Owner under this agreement (hereafter the "Owner's Required Contribution"), which shall be an amount equal to the annual cost of current life insurance protection on the joint lives of the Insureds, measured by the U.S. Life Table 38, while both are alive and thereafter measured by the lower of the PS 58 rate, set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or the current published premium rate of the Insurer that issued that Policy for annually renewable term insurance for standard risks. Either the Owner or the Employee, on behalf of the Owner, shall pay the Owner's Required Contribution to the Corporation before the premium due date. If neither the Owner nor the Employee makes a timely payment of the Owner's Required Contribution, the Corporation, in its sole discretion, may elect to pay the Owner's Required Contribution, which shall be recovered by the Corporation as provided herein.

          b. Payment of Premium by Corporation. On or before the due date of each Policy premium, or within the grace period provided in that Policy, the Corporation shall pay the full amount of the premium to the Insurer that issued that Policy, the Corporation shall pay the full amount of the premium to the Insurer that issued that Policy, and shall, upon request, promptly furnish the Owner and Employee evidence of timely payment of the premium. Except with written consent of the Owner, the Corporation shall not pay less than the planned periodic premium, but may, in its discretion, pay more than the planned periodic premium or make other premium payments on a Policy, subject to acceptance of that payment by the Insurer. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided the Owner as the Policy beneficiary. For purposes of computing the amount to be repaid to the Corporation under this agreement, the Corporation shall not be treated as having paid any portion of a premium that is paid to the Corporation by the Owner or the Employee pursuant to the preceding paragraph.

          c. Maximum Annual Payment by Corporation. Despite anything in the preceding paragraph to the contrary, in no event shall the Corporation be required to pay in any year total premiums in excess of the sum of Two Hundred Eighty Five Thousand Dollars ($285,000) plus the total amounts paid to the Corporation in that year under this agreement by the Owner or the Employee, or both.

     4. Collateral Assignment. To secure the repayment to the Corporation of the amount of the Policy premiums paid by it under this agreement, the Owner has, on the date of this agreement, assigned each of the Policies to the Corporation as collateral. The collateral assignments specifically provide that the sole right of the Corporation thereunder is to be repaid the amounts it has paid towards premiums on the Policies. Repayment shall be made from the cash surrender value of a Policy (as defined in that Policy) if this agreement is terminated or if the Owner surrenders or cancels that Policy, or from the death proceeds of that Policy if both Insureds should die while that Policy and this agreement remain in force. In no event shall the Corporation have any right to borrow against or make withdrawals from either or both of the Policies, to surrender or cancel either or both of the Policies, nor to take any other action that would impair or defeat the rights of the Owner in either or both of the Policies. The collateral assignments of the Policies to the Corporation under this agreement shall not be terminated, altered, or amended by the Owner while this agreement is in effect. The Parties agree to take all action necessary to cause the collateral assignments to conform to the provisions of this Agreement.

     5. Rights in Policies

          a. Owner May Not Jeopardize Corporation's Right to be Repaid. Except as otherwise provided in this agreement, the Owner shall take no action with respect to either or both of the Policies that would in any way compromise or jeopardize the Corporation's right to be repaid the amounts it has paid toward premiums on the Policies while this agreement is in effect.

          b. Borrowing by Owner. The Owner may pledge or assign either or both of the Policies, subject to the terms and conditions of this agreement, in order to secure a loan from an Insurer or from a third party in an amount that shall not exceed the cash surrender value of that Policy (as defined in that Policy) as of the date to which premiums have been paid, less the amount paid toward the premiums on that Policy by the Corporation.

Interest charges on any such loan shall be the responsibility of and shall be paid by the Owner.

          c. Choice of Investment Options. The Owner shall have the sole authority to direct the manner in which the policy amount established pursuant to the terms of a Policy shall be allocated among the various investment options available from time to time under that Policy and to change the allocation from time to time, as provided for in that Policy.

          d. Gift of Interest in Policy. The Owner may give either or both of the Policies, or any undivided portion thereof, to one or more donees, subject to the Corporation's right to be repaid the amounts due it under this agreement and the collateral assignments of the Policies as security.

          e. Right to Surrender. The Owner shall have the sole right to surrender or cancel a Policy, and to receive the full cash surrender value of a Policy directly from the Insurer. Upon the surrender or cancellation of a Policy, the Corporation shall have the unqualified right to receive a portion of the cash surrender value equal to the total amount of the premiums paid by it under this agreement. Immediately upon receipt of the cash value of a Policy from an Insurer, the Owner shall pay to the Corporation the portion of the cash value to which it is entitled under this agreement, shall retain the balance, if any, and this agreement shall terminate.

     6.   Collection of Death Benefit

          a. Cooperation in Collection of Death Benefit. Upon the death of the survivor of the Insureds, the Corporation and the Owner shall cooperate to take whatever action is necessary to collect the death benefit provided under the Policies. When that benefit has been collected and paid in accordance with the provisions of this agreement, this agreement shall terminate.

          b. Interests of Corporation and Owner in Death Benefit. Upon the death of the survivor of the Insureds, with respect to each Policy, the Corporation shall have the unqualified right to receive a portion of the death benefit of that Policy equal to the total amount of the premiums paid by it with respect to that Policy. The balance of the death benefit provided under each Policy, if any, shall be paid directly to the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of that Policy. In no event shall the amount payable to the Corporation under this agreement with respect to any Policy exceed the proceeds of that Policy payable as a result of the maturity of that Policy as a death claim. No amount shall be paid from the death benefit of a Policy to the Owner until the full amount due the Corporation under this agreement with respect to that Policy has been paid. The Parties agree that the beneficiary designation provisions of the Policies shall conform to the provisions of this agreement.

          c. Interests of Corporation and Owner in Refund of Premiums. Despite any provision of this agreement to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under a Policy upon the death of the survivor of the Insureds and in lieu thereof the Insurer refunds all or any part of the premiums paid for that Policy, the Corporation and the Owner shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

     7.   Termination of Agreement During Lifetime of Insureds

          a. Events Causing Termination. This agreement shall terminate, while either of the Insureds is living, without notice, upon the occurrence of any of the following events: (1) total cessation of the Corporation's business; (2) bankruptcy, receivership or dissolution of the Corporation; (3) termination of the Employee's employment by the Corporation, other than by reason of his death; or (4) failure of both the Owner and the Employee to timely pay to the Corporation the Owner's Required Contribution unless the Corporation elects to make such payment on behalf of the Owner, as provided in this agreement.

          b. Termination at Option of Owner. In addition, the Owner may terminate this agreement, while either of the Insureds is living and while no premium under any Policy is overdue, by written notice to the other Parties. Such termination shall be effective as of the date of the notice.

     8. Disposition of Policies on Termination of Agreement During Lifetime of Insureds

          a. Option of Owner to Obtain Release of Collateral Assignments. For 60 days after the date of the termination of this agreement during the lifetime of the Insureds, the Owner shall have the option of obtaining the Corporation's release of the collateral assignments of either or both of the Policies. To obtain such release with respect to a Policy, the Owner shall repay to the Corporation the total amount of the premium payments made by the Corporation under this agreement with respect to that Policy. Upon receipt of that amount, the Corporation shall release the collateral assignment of that Policy, by executing and delivering an appropriate instrument of release.

          b. Rights of Corporation if Owner Does Not Exercise Option. If the Owner fails to exercise its option with respect to a Policy within the 60 day period, then the Corporation shall have the right to:

               (1) Receive that Policy, which right shall be exercised by the Corporation, by written notice to the Owner. Upon receipt of the Corporation's written notice, the Owner shall execute any document or documents required by the Insurer to transfer the interest of the Owner in the Policy to the Corporation; or

               (2) Enforce its right to be repaid the total amount of the premium payments made by the Corporation under this agreement with respect to that Policy (the "Repayment Amount") from the cash surrender value of that Policy under the collateral assignment of that Policy, which right shall be exercised by the Corporation, if at all, in accordance with the terms of the collateral assignment. If the Repayment Amount is greater than the cash surrender value of that Policy, then, upon receipt of written notice of that fact, the Owner shall be liable to and shall pay to the Corporation an amount equal to the difference. If for any reason whatsoever the Owner fails to pay to the Corporation the entire difference between the Repayment Amount and the cash surrender value, the Employee shall be liable to and shall pay to the Corporation any amount of the difference between the Repayment Amount and the cash surrender value that is not paid to the Corporation by the Owner. If the cash surrender value of that Policy exceeds the Repayment Amount, the excess shall be paid to the Owner.

          Upon the Corporation's receipt of a Policy or the Repayment Amount, whichever is applicable, and upon the Owner's receipt of any excess of the cash surrender value of a Policy over the Repayment Amount, if applicable, all interest in that Policy of the Owner and the Owner's successors, assigns or beneficiaries under the terms of that Policy or under this agreement, or both, shall terminate.

     9. Insurers Not Parties. Each Insurer shall be fully discharged from its obligations under the Policy issued by it by payment of the death benefit of that Policy to the beneficiary or beneficiaries named in that Policy, subject to the terms and conditions of that Policy. In no event shall any Insurer be considered a party to this agreement, or any modification or amendment of this agreement. No provision of this agreement, nor of any modification or amendment of this agreement, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of any Insurer as expressly provided in the Policy issued by that Insurer, except to the extent that the provisions of this agreement are made a part of that Policy by the collateral assignment executed by the Owner and filed with that Insurer in connection with this agreement.

     10. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration

          a. Corporation is Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this agreement. The named fiduciary shall have authority to control and manage the operation and administration of this agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this agreement.

          b. Claims Procedure

               (1) A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereafter referred to as a "Claimant") may file a written request for that benefit with the Corporation, setting forth his or her claim. The request must be addressed to the Secretary of the Corporation at its then principal place of business.

               (2) Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within 90 days and shall deliver that reply within that period. The Corporation may, however, extend the reply period for an additional ninety days for reasonable cause.

               (3) If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for the denial; (b) the specific reference to pertinent provisions of this agreement on which the denial is based; (c) a description of any additional material or information necessary for the Claimant to perefect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under paragraph 10.b.(4) and for review under paragraph 10.b.(5).

               (4) Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. The request must be addressed to the Secretary of the Corporation at its principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the claimant does not request a review by the Secretary of the Corporation's determination within that 60 day period, the Claimant shall be barred and estopped from challenging the Corporation's determination.

               (5) Within 60 days after the Secretary's receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this agreement on which the decision is based. If special circumstances require that the 60 day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

     11. Amendment. This agreement may not be amended, altered, or modified, except by a document signed by the Parties, or their respective successors or assigns, and may not otherwise be terminated except as provided in this agreement.

     12. Binding Effect. This agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

     13. Notice. Any notice, consent or demand required or permitted to be given under the provisions of this agreement shall be in writing, and shall be signed by the Party giving or making the notice, consent or demand. If that notice, consent or demand is mailed to a Party, it shall be sent by United States certified mail, postage prepaid, addressed to that Party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent, or demand.

     14. Governing Law. This agreement, and the rights of the Parties under this agreement, shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Parties have executed multiple original copies of this agreement on the date written in the introductory paragraph.

                                   Sharper Image Corporation

                                   By:  /s/  Tracy Y. Wan
                                       ---------------------------
                                       Secretary

                                       /s/ Richard J. Thalheimer
                                       ---------------------------
                                       Richard J. Thalheimer

                                       /s/  Alan Thalheimer
                                       ---------------------------
                                       Alan Thalheimer, Trustee of the
                                       Richard and Elyse Thalheimer
                                       Irrevocable Trust of 1995